Exhibit 99.1

Media Contacts:

For Veritas Capital:

Andrew Cole / Julie Rudnick / David Millar

Sard Verbinnen & Co

(212) 687-8080

veritascapital-SVC@sardverb.com

For Guidehouse:

Suzanne Dawson, S&C Public Relations

(646) 941-9140

sdawson@scprgroup.com

For Navigant:

Tim Blair

Navigant Corporate Communications

(303) 383-7344

timothy.blair@navigant.com

Kyle Bland

Navigant Investor Relations

(312) 573-5624

kyle.bland@navigant.com

Veritas Capital-backed Guidehouse to Acquire Navigant Consulting, Inc. for $1.1 Billion

Creates leading professional services firm with leverageable capabilities across public and commercial markets

CHICAGO, IL. AND WASHINGTON D.C. — August 2, 2019 – Guidehouse, a portfolio company of Veritas Capital (“Veritas”) and leading provider of management consulting services to government clients, today announced it entered into a definitive agreement to acquire Navigant Consulting, Inc. (NYSE: NCI) (“Navigant”), in a transaction valued at approximately $1.1 billion.

Under the terms of the agreement, Navigant shareholders will receive $28 in cash per share. The per share purchase price represents a premium of 16% percent over the company’s closing stock price on August 1, 2019, the last trading day prior to today’s announcement, and 26% percent over the company’s 90-day volume-weighted average share price. The closing of this transaction, subject to regulatory approvals and customary closing conditions, is expected to occur in the fourth quarter of this year.

Upon closing, the newly combined entity will bring together each organization’s strong expertise in highly regulated industries across both the commercial and government sectors, with a focus on supporting client needs in the industries of Healthcare, Financial Services, Energy, National Security, and Aerospace & Defense. Following the close of the transaction, the combined company will be led by Scott McIntyre, Chief Executive Officer of Guidehouse, and practice team leaders from both companies.

“The acquisition of Navigant is the next step in our journey to create the next generation global consultancy,” said Scott McIntyre, Chief Executive Officer of Guidehouse. “Navigant is an exceptionally strong management consulting and managed services firm with some of the best minds in Healthcare, Energy and Financial Services addressing the most complex commercial challenges their clients face. With complementary strengths in our focus areas, we will be strongly positioned to continue delivering innovative solutions to tackle some of the toughest challenges facing government and commercial clients, while building resilience into important missions and services. Bringing together best-in-class portfolios, highly-talented teams, and digital-first business models – we look forward to the merger and the journey to come.”

Julie Howard, Chairman and Chief Executive Officer of Navigant said, “Following a review of strategic alternatives, including soliciting offers from a diverse group of potential strategic and financial partners, Navigant’s Board unanimously agreed that a sale to Guidehouse is in the best interest of Navigant shareholders, delivering immediate and certain value at an attractive premium. The combination of Navigant and Guidehouse will create a powerful, global consulting organization characterized by deep industry expertise and leading technical know-how. Our companies are aligned with similar cultures and strong core values. Through the integration of our two firms, our employees will enjoy expanded growth opportunities, and our combined clients will access a wider array of expertise, tools, and technologies to help them achieve their goals.”

“Guidehouse and Navigant are both leaders in their markets today, and this combination creates a new, highly differentiated platform with capabilities and expertise in both commercial and public sector consulting. We look forward to the next chapter of growth as the new organization goes out to market as one entity with combined expertise and scale,” said Ramzi Musallam, CEO and Managing Partner of Veritas Capital.

Jefferies LLC acted as exclusive financial advisor to Navigant. Sidley Austin LLP served as legal counsel to Navigant.

Schulte Roth & Zabel LLP served as legal counsel to Guidehouse and Veritas Capital.

About Veritas Capital

Veritas Capital is a leading private equity firm that invests in companies that provide critical products and services, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the aerospace & defense, healthcare, software, national security, communications, energy, government services and education industries. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information on Veritas Capital and its current and past investments, visit www.veritascapital.com.

About Guidehouse

With 2,000 professionals in over 20 locations, Guidehouse is a leading provider of strategic advisory services to customers such as the Department of Defense, Homeland Security, Veterans Affairs, Health and Human Services, and the Department of State, as well as numerous state and local governments and multilateral agencies. Guidehouse is led by professionals with deep commercial and public sector expertise and helps clients solve their toughest challenges. For more information, please visit: www.guidehouse.com.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

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Forward-Looking Statements

This document contains “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “confident,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018), and in subsequent filings, which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Guidehouse LLP and Isaac Merger Sub, Inc. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.navigant.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 9, 2019, its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.